Q3 2024
Earnings and Business Update Call
November 13, 2024

Sanara MedTech
Evidence Based Healing

Disclaimers

This presentation contains forward-looking statements that discuss expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Sanara MedTech Inc. (the “Company,” “Sanara,” “we,” “our” or “us”). All statements other than statements of historical fact contained herein are forward-looking statements. These statements may be identified by terms such as “aims,” “anticipates,” “believes,” “contemplates,” “continue,” “could,” “estimates,” “expect,” “forecast,” “guidance,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “targets,” “will,” or “would,” or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among others, statements concerning the development and launch of new products, the timing of commercialization of our products, the regulatory approval process and expansion of the Company's business in telehealth and wound care. These items involve risks, contingencies and our ability to identify and consummate synergistic transactions, our ability to build out our executive team, our ability to identify and effectively utilize the net proceeds of the Company’s indebtedness to support the Company’s growth initiatives, the development and process for obtaining regulatory approval for new products, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company's most recently filed Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q as well as other documents the Company files with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Forward-looking statements contained in this presentation are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

This presentation contains statistical and market data that we obtained from industry publications, reports generated by third parties, third-party studies and public filings. Although we believe that the publications, reports, studies and filings are reliable as of the date of this presentation, we have not independently verified such statistical or market data.

The trademarks and service marks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products.

CAUTION: This presentation concerns certain products that are under clinical investigation, which have not yet been cleared for marketing by the U.S. Food and Drug Administration. These products are currently limited by federal law to investigational use, and no representation is made as to the safety or effectiveness of these products for the purposes for which they are being investigated.

Executive Summary

Sanara MedTech

- **Financial Update (Unaudited)**
  - Highest net revenue quarter in the Company's history ($21.7 million)
    - Twelfth consecutive record net revenue quarter
  - Net loss of $2.9 million in Q3
  - Adjusted EBITDA[(1)] of $0.8 million in Q3
- **Core Surgical Business (Excluding THP)**
  - Segment net loss of $0.2 million in Q3 and $2.9 million YTD
  - Segment EBITDA [(1)] of $2.6 million in Q3 and $5.1 million YTD
- **Tissue Health Plus Expansion**
  - Continue investment to build this strategy through the expected commercial launch in mid-2025
    - Continued investment through mid-2025 estimated at approximately $5 to $10 million
    - We are pursuing like-minded partners to invest in the execution of this strategy



(1) Adjusted EBITDA and Segment EBITDA are non-GAAP financial measures. See the discussion and reconciliation in the appendix for additional information.

Sanara MedTech

Surgical Sales

Sales Overview (Unaudited)

- Sanara products were sold in over 1,200 hospitals across 34 states plus the District of Columbia, based on a minimum of $50,000 revenue, during the TTM period ended September 30, 2024.
- Sanara products were contracted or approved to be sold in more than 4,000 hospitals as of September 30, 2024.
- 300+ distributors (+50 since Jan 2024) with 2,900+ potential sellers (+500 since Jan 2024).
- Products sold into 900+ facilities in Q3 2024 (a quarterly record) compared to 600+ in Q3 2023.
- Sales of soft tissue repair products were $18.9 million in the third quarter of 2024 (CellerateRX®, FORTIFY TRG® Tissue Repair Graft, FORTIFY FLOWABLE® Extracellular Matrix, BIASURGE ®, and TEXAGEN® Amniotic Membrane Allograft) compared to $13.6 million in the third quarter of 2023.
- Sales of bone fusion products were $2.8 million in the third quarter of 2024 (BiFORM® Bioactive Moldable Matrix, ACTIGEN™ Verified Inductive Bone Matrix, and ALLOCYTE® Plus Advanced Viable Bone Matrix) compared to $2.3 million in the third quarter of 2023.


POWDER
Cellerate
RX Surgical

Surgical Growth Opportunities

Additional Facility Approvals

- Recently executed a contract with a national GPO giving SMTI sales team access to an additional 1,000+ facilities.
- Team is working to further penetrate existing facilities while also generating sales in new facilities.

Additional Specialty Focus

- The majority of CellerateRX® cases have been in the Ortho and Spine specialties.
- The Company is implementing a surgical strategy to further penetrate additional specialties including trauma, vascular, and general surgery.

Inorganic Growth Opportunities

- Management anticipates synergistic potential transactions over time as a key growth driver that will complement strong organic growth.
- Company is currently pursuing multiple surgical M&A and partnership opportunities to complement its existing portfolio.



Tissue Health Plus

Sanara MedTech
Evidence Based Healing

Q3 focused on team building and platform execution

Planned THP Model


Connected
Payor
Engaged
Patient
THP Care Hub:
Hands On
Orchestrator
Performant
Network
INTEGRATED CARE MODEL
THP SCALER PLATFORM

Progress

- *Rapid on-boarding of a global team across clinical, commercial, platform & administrative functions*
- *Standard of care expanded to include atypical wounds marking a first in the industry*
- *Luminary Clinical Advisory Board recruited*
- *Program economics model reviewed by external VBC experts*
- *Wound Assessment technology (SaaSMD) and SOC Guidance technology (industry 1st) well under way*
- *Early previews of approach with providers very well received*
- *Website launched and a tiered FFS to VBC offering designed for providers in preparation of mid-2025 launch*

Financial Highlights

Sanara MedTech
Evidence Based Healing

Q3 2024 Financial Highlights (Unaudited)

Sanara MedTech

- **Revenue**
  - For the three months ended September 30, 2024, Sanara generated net revenue of $21.7 million compared to net revenue of $16.0 million for the three months ended September 30, 2023, a 35% increase from the prior year period.
  - The higher net revenue for the three months ended September 30, 2024 was primarily due to increased sales of soft tissue repair products, including CellerateRX® Surgical, as a result of our increased market penetration, geographic expansion, and our continuing strategy to expand our independent distribution network in both new and existing U.S. markets.
- **SG&A**
  - SG&A expenses for the three months ended September 30, 2024 were $19.0 million compared to SG&A expenses of $13.9 million for the three months ended September 30, 2023.
  - The higher SG&A expenses for the three months ended September 30, 2024 were primarily due to the buildout of our THP platform and infrastructure which increased by approximately $1.2 million compared to the prior year period. In addition, higher direct sales and marketing expenses increased by approximately $3.7 million compared to the prior year period due largely to higher sales commissions as a result of higher revenues.
- **R&D Expenses**
  - R&D expenses for the three months ended September 30, 2024 were $1.4 million compared to R&D expenses of $1.0 million for the three months ended September 30, 2023.
  - R&D expenses included $0.6 million and $0.8 million attributable to our THP segment for the three months ended September 30, 2024 and 2023, respectively.
  - The higher R&D expenses for the three months ended September 30, 2024 compared to the three months ended September 30, 2023 were primarily due to new projects associated with CellerateRX® Surgical.

Q3 2024 Financial Highlights (Continued)

- **Depreciation, Amortization and Interest Expense**
  - Depreciation and amortization expenses for the three months ended September 30, 2024 were $1.1 million compared to $1.0 million for the same period in 2023. The higher depreciation and amortization expenses in 2024 were due to amortization of intangible assets acquired from Applied Nutritionals in August 2023.
  - Interest expense was $0.9 million for the three months ended September 30, 2024 compared to $0.2 million during Q3 2023. The higher interest expense in 2024 was related to our new term loan with CRG.
- **Net Loss**
  - Sanara had a net loss of $2.9 million for the three months ended September 30, 2024, compared to a net loss of $1.1 million for the three months ended September 30, 2023.
  - The net loss included $2.7 million and $1.7 million attributable to our THP segment for the three months ended September 30, 2024 and 2023, respectively.
  - The higher net loss for the three months ended September 30, 2024 was primarily due to higher SG&A costs related to the buildout of our THP platform and infrastructure, higher interest expense related to our new term loan with CRG, an increase in expense due to change in fair value of earnout liabilities and higher amortization of our acquired intangible assets as discussed above, partially offset by higher gross profit.
- **Cash Balances at End of Quarter (in millions)**
  - $6.2 (Q3-23), $5.1 (Q4-23), $2.8 (Q1-24), $6.2 (Q2-24), $16.3 (Q3-24)

Segment Reporting

- **Segment Reporting Overview**
  - Break out of Tissue Health Plus and Sanara Surgical demonstrates our strategic rationale of the acute/post acute comprehensive strategy investments.

Three Months Ended September 30, 2024

	Surgical	THP	Total
Net Revenue	$21.7	-	$21.7
Net loss	$(0.2)	$(2.7)	$(2.9)
Segment EBITDA / Adjusted EBITDA (consolidated)(1)	$2.6	$(1.7)	$0.8

Three Months Ended September 30, 2023

	Surgical	THP	Total
Net Revenue	$16.0	-	$16.0
Net income (loss)	$0.6	$(1.7)	$(1.1)
Segment EBITDA / Adjusted EBITDA (consolidated)(1)	$1.4	$(1.1)	$0.3

Nine Months Ended September 30, 2024

	Surgical	THP	Total
Net Revenue	$60.4	-	$60.4
Net loss	$(2.9)	$(5.3)	$(8.2)
Segment EBITDA / Adjusted EBITDA (consolidated)(1)	$5.1	$(3.4)	$1.7

Nine Months Ended September 30, 2023

	Surgical	THP	Total
Net Revenue	$47.3	-	$47.3
Net income (loss)	$1.2	$(5.4)	$(4.2)
Segment EBITDA / Adjusted EBITDA (consolidated)(1)	$3.8	$(4.1)	$(0.3)

(1) Adjusted EBITDA and Segment EBITDA are non-GAAP financial measures. See the discussion and reconciliation in the appendix for additional information.

Questions

Sanara MedTech
Evidence Based Healing

Appendix

Sanara MedTech
Evidence Based Healing

Non-GAAP Financial Measures

Use of Non-GAAP Financial Measure

To supplement the Company's financial information presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including Adjusted EBITDA and Segment EBITDA. The Company's management uses these non-GAAP financial measures, both internally and externally, to assess and communicate the financial performance of the Company. The Company defines Adjusted EBITDA as net income (loss) excluding interest expense/income, provision/benefit for income taxes, depreciation and amortization, non-cash share-based compensation expense, change in fair value of earnout liabilities, share of losses from equity method investment, executive separation costs, legal and diligence expenses related to acquisitions and gains/losses from the disposal of property and equipment, as each is applicable to the periods presented. The Company's believes Adjusted EBITDA and Segment EBITDA are useful to investors because they facilitate comparisons of its core business operations across periods on a consistent basis. Accordingly, the Company adjusts for items such as change in fair value of earnout liabilities when calculating Adjusted EBITDA and Segment EBITDA because the Company believes that they are not related to the Company's core business operations. Segment EBITDA is calculated in the same manner as Adjusted EBITDA but is presented on a segment basis.

The Company's non-GAAP financial measures are not in accordance with, nor an alternative for, measures conforming to GAAP and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company continues to provide all information required by GAAP, but it believes that evaluating its ongoing operating results may not be as useful if an investor or other user is limited to reviewing only GAAP financial measures. The Company does not, nor does it suggest that investors should, consider these non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Material limitations associated with the use of such measures include that they do not reflect all costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances. The Company presents these non-GAAP financial measures to provide investors with information to evaluate the Company's operating results in a manner similar to how management evaluates business performance. To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in understanding and analyzing the results of the business to review both GAAP information and the related non-GAAP financial measures. Whenever the Company uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Investors are encouraged to review and consider these reconciliations.

Segment EBITDA is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance.

Reconciliation of GAAP to Non-GAAP Financial Measures (Consolidated)

	Three Months Ended September 30,					
	2024			2023		
	Sanara Surgical	THP	Total	Sanara Surgical	THP	Total
Net Income (Loss)	$ (180,488)	$(2,702,564)	$(2,883,052)	$ 567,235	$(1,662,184)	$(1,094,949)
Adjustments:						
Interest expense	927,577	-	927,577	188,294	-	188,294
Depreciation and amortization	696,888	406,966	1,103,854	590,563	407,111	997,674
Noncash share-based compensation	1,003,599	21,831	1,025,430	813,606	43,920	857,526
Change in fair value of earnout liabilities	-	147,000	147,000	(758,783)	77,030	(681,753)
Share of losses from equity method investment	31,448	-	31,448	-	-	-
Executive separation costs	59,685	-	59,685	-	-	-
Acquisition costs	24,812	405,207	430,019	-	-	-
Segment EBITDA (on a segment basis) / Adjusted EBITDA (consolidated)	$2,563,521	$(1,721,560)	$ 841,961	$1,400,916	$(1,134,124)	$ 266,792

	Nine Months Ended September 30,					
	2024			2023		
	Sanara Surgical	THP	Total	Sanara Surgical	THP	Total
Net Income (Loss)	$(2,872,286)	$(5,339,011)	$(8,211,297)	$ 1,181,296	$(5,358,754)	$ (4,177,458)
Adjustments:						
Interest expense	1,839,259	-	1,839,259	188,300	-	188,300
Depreciation and amortization	2,093,797	1,220,984	3,314,781	1,359,180	1,221,063	2,580,243
Noncash share-based compensation	2,803,536	108,031	2,911,567	2,423,335	158,828	2,582,163
Change in fair value of earnout liabilities	(14,451)	82,000	67,549	(1,385,914)	(108,996)	(1,494,910)
Share of losses from equity method investment	31,448	-	31,448	-	-	-
Executive separation costs [(1)]	964,466	-	964,466	-	-	-
Acquisition costs	249,901	577,892	827,793	-	-	-
Segment EBITDA (on a segment basis) / Adjusted EBITDA (consolidated)	$ 5,095,670	$(3,350,104)	$ 1,745,566	$ 3,766,196	$(4,087,858)	$ (321,662)

(1)- Includes $328,795 of share-based compensation related to executive separation costs for the nine months ended September 30, 2024.